UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                February 5, 2007
                Date of Report (Date of earliest event reported)

                              Congoleum Corporation
             (Exact name of registrant as specified in its charter)


              Delaware                      01-13612             02-0398678
   -------------------------------        -----------         ----------------
   (State or other jurisdiction of        (Commission         (I.R.S. Employer
           incorporation)                 File Number)       Identification No.)


                             3500 Quakerbridge Road
                                  P.O. Box 3127
                           Mercerville, NJ 08619-0127
              -----------------------------------------------------
              (Address of principal executive offices and zip code)

                                  609-584-3000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

February 5, 2007 - Congoleum Corporation (AMEX: CGM) reported today that the judge overseeing its reorganization has issued a ruling on motions filed by insurers seeking to prevent confirmation of its most recent reorganization plan. In her opinion, the judge found that certain aspects of Congoleum's plan must be modified to comply with the requirements of the U.S. Bankruptcy Code.

Roger S. Marcus, Chairman of the Board, commented, "Although I was disappointed by the ruling, we now have clear direction from the court on what aspects of our plan need to be changed. With this guidance I believe we can craft a plan that should satisfy the court. It is better that these issues were surfaced now, before we incurred the time and expense of soliciting another plan, than if they had arisen at the confirmation hearing. Our goal is to have a plan confirmed, and knowing exactly what the court expects moves us a step closer to achieving that."

Mr. Marcus continued, "As far as timing and cost, we are hopeful that all parties involved in negotiating our next plan will share our sense of urgency as they did at the mediation last summer. I think it is possible we could have a plan ready for confirmation by late in the third quarter of 2007. While this delay will add somewhat to the cost, we believe the $22 million cash on hand at the end of 2006, together with the cash the business continues to generate, should enable us to meet our obligations for a reasonable level of fees and expenses through the end of the year."

On December 31, 2003, Congoleum Corporation filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.

Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century. Congoleum is a 55% owned subsidiary of American Biltrite Inc. (AMEX: ABL).

The above news release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements can be identified by the use of the words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project" and other words of similar meaning. In particular, these include statements relating to intentions, beliefs or current expectations concerning, among other things, future performance, results of operations, the outcome of contingencies such as bankruptcy and other legal proceedings, and financial conditions. These statements do not relate strictly to historical or current facts. These forward-looking statements are based on Congoleum's expectations, as of the date of this release, of future events, and Congoleum undertakes no obligation to update any of these forward-looking statements. Although Congoleum believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Any or all of these statements may turn out to be incorrect. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements made in this press release speak only as of the date of such statement. It is not possible to predict or identify all factors that could potentially cause actual results to differ materially from expected and historical results. Factors that could cause actual results to differ from expectations include: (i) the future cost and timing of estimated asbestos liabilities and payments, (ii) the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for the Company for asbestos-related claims,
(iii) the costs relating to the execution and implementation of any plan of reorganization pursued by Congoleum, (iv) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge, (v) satisfaction of the conditions and obligations under Congoleum's outstanding debt instruments, (vi) the response from time to time of Congoleum's and its controlling shareholder's, American Biltrite Inc.'s, lenders, customers, suppliers and other constituencies to the ongoing process arising from Congoleum's strategy to settle its asbestos liability, (vii) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its Chapter 11 case and to obtain exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process, in each case, on reasonable terms, (viii) timely obtaining sufficient creditor and court approval (including the results of any relevant appeals) of any reorganization plan pursued by Congoleum and the court overruling any objections to the plan that may be filed, (ix) compliance with the United States Bankruptcy Code, including
Section 524(g), (x) costs of, developments in, and the outcome of insurance coverage litigation pending in New Jersey state court involving Congoleum and certain insurers, (xi) the extent to which Congoleum is able to obtain reimbursement for costs of the coverage litigation, (xii) the possible adoption of another party's plan of reorganization which may prove to be unfeasible,
(xiii) the possible elimination of the some or all interests of all existing shareholders under a plan that may be proposed by Congoleum or any other party,
(xiv) developments in, and the outcome of, proposed federal legislation that, if adopted, would establish a national trust to provide compensation to victims of asbestos-related injuries that would be funded by assessments against companies with asbestos-related liabilities such as Congoleum, (xv) increases in raw material prices or disruption in supply, (xvi) increased competitive activity from companies in the flooring industry, some of which have greater resources and broader distribution channels than Congoleum, (xvii) increases in the costs of environmental compliance and remediation or the exhaustion of insurance coverage for such expenses, (xviii) unfavorable developments in the national economy or in the housing industry in general, including developments arising from the war in Iraq, (xix) shipment delays, depletion of inventory and increased production costs resulting from unforeseen disruptions of operations at any of Congoleum's facilities or distributors, (xx) product warranty costs,
(xxi) changes in distributors of Congoleum's products, (xxii) Congoleum's interests may not be the same as its controlling shareholder American Biltrite, Inc., (xxiii) possible future sales by ABI could adversely affect the market for Congoleum's stock, (xxiv) the potential impact if the Company is unable to maintain its listing on the American Stock Exchange, and (xxv) Congoleum's ability to obtain payments from its insurance carrier for the costs resulting from a production line fire in August 2006. In any event, if Congoleum is not successful in obtaining sufficient creditor and court approval of a plan of reorganization, such failure would have a material adverse effect upon its business, results of operations and financial condition. Actual results could differ significantly as a result of these and other factors discussed in Congoleum's annual report on Form 10-K for the year ended December 31, 2005 and subsequent filings made by Congoleum with the Securities and Exchange Commission.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 5, 2007              Congoleum Corporation

                                    By:   /s/ Howard N. Feist III
                                          --------------------------------
                                          Name: Howard N. Feist III
                                          Title: Chief Financial Officer